Exhibit 13

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with the rules and regulations of the Securities and Exchange Commission, the following certification shall not be deemed to be filed with the Commission under the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Annual Report of Australia Acquisition Corp. (the “Company”) on Form 20-F as filed with the Commission on the date hereof (the “Report”), into any other document filed with the Commission by the Company.

In connection with the Report, each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 27, 2011
By:	/s/ Peter Ziegler
Peter Ziegler
Chairman and Chief Executive Officer
(Principal Executive Officer)

Dated: September 27, 2011
By:	/s/ E. Stephen Streeter
E. Stephen Streeter
Chief Financial Officer
(Principal Executive Officer)